UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsyvlania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022, under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Retention Awards

To ensure continuity and stability and to incentivize and retain employees and in lieu of the Company’s annual Long Term Incentive Plan, on April 6, 2023, the Board of Trustees (the “Board”) of Pennsylvania Real Estate Investment Trust (the “Company”) approved a retention payment plan applicable to certain employees, including the Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers (collectively, the “Executive Officers”), for the period beginning July 1, 2023 and ending on June 30, 2024. The retention bonus payments are payable in three installments of 50% on September 1, 2023, 25% on January 1, 2024 and 25% on April 1, 2024, contingent in all cases upon the recipient’s continuous employment by the Company through the payment date. The retention payments will also be subject to pro rata recoupment by the Company if the recipient’s employment with the Company ends on or before June 30, 2024. The retention payment plan amounts for the Executive Officers are:

Name	Amount
Joseph F. Coradino	$1,485,000
Mario C. Ventresca, Jr.	$350,000
Joseph J. Aristone	$400,000
Andrew M. Ioannou	$300,000
Lisa M. Most	$200,000

The Company intends to enter into a retention bonus letter agreement with each of the above-named Executive Officers and plans to file the form of such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q.

2023 Annual Incentive Plan

On April 10, 2023, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board also approved the Company’s 2023 annual cash incentive plan for employees at the level of director or above. The above-referenced Executive Officers are all eligible to receive performance-based bonuses under the plan. Payments pursuant to the plan are to be made after the Company’s results for 2023 are determined.

Under the plan, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Executive Officers are eligible to receive.

The level of the award that each of the Executive Officers is eligible to receive will depend upon the Company’s achievement of operating goals and mortgage refinancings, as well as a discretionary component.

The following table sets forth the award threshold, target and outperformance levels for the Executive Officers under the plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Name	Threshold	Target	Outperformance
Joseph F. Coradino	131.25%	175%	262.5%
Mario C. Ventresca, Jr.	67.5%	90%	135%
Joseph J. Aristone	45%	60%	90%
Andrew M. Ioannou	45%	60%	90%
Lisa M. Most	45%	60%	90%

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 12, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel